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                                                              Exhibit 23.3

                     CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in this registration statement of Form S-8 of our report dated January 26, 1995, on our audits of the consolidated financial statements of The UpJohn Company and of our report dated August 21, 1995, on our audit of the consolidated balance sheet of Pharmacia & Upjohn, Inc. which reports appear in the registration statement on Form S-4 of Pharmacia & Upjohn, Inc.


/s/  COOPERS & LYBRAND L.L.P.

Chicago, Illinois
October 27, 1995